                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, made the [ ] day of [ ], 2003 between Fixed Income Shares ("Trust"), a Massachusetts business trust, and Dresdner Advisors LLC ("Adviser"), a Delaware limited liability company.

         WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust has established a series designated as the Allianz Dresdner Daily Asset Fund (the "Fund"), with respect to which the Trust desires to retain the Adviser to render investment advisory services hereunder, and with respect to which the Adviser is willing to do so; and

         WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940; and

         WHEREAS, the Trust desires to retain the Adviser so that it will render investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

         WHEREAS, the Adviser is willing to render such services and engage its subsidiaries, affiliates, and others to render such services to the Fund;

         NOW THEREFORE, in consideration of the premises, the promises, and mutual covenants herein contained, it is agreed between the parties as follows:

         1. Appointment. The Trust hereby appoints the Adviser to provide investment advisory services to the Trust with respect to the Fund for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. Duties. Subject to the general supervision of the Board of Trustees, the Adviser shall provide general, overall advice and guidance with respect to the Fund and provide advice and guidance to the Trust's Trustees. In discharging these duties the Adviser shall provide a continuous investment program for the Fund and determine the composition of the assets of the Fund, including determination of the purchase, retention, or sale of the securities, cash, and other investments for the Fund. The Adviser will provide investment research and analysis, which may consist of a computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Fund assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Fund, when these transactions should be executed, and what portion of the assets of the Fund should be held in the various securities and other investments in which it may invest, and the Adviser is hereby authorized to execute and perform such services on behalf of the Fund.

The Adviser will provide the services under this Agreement for the Fund in accordance with the Fund's investment objective or objectives, investment policies, and investment restrictions as stated in the Trust's Registration Statement filed on Form N-1A with the SEC as supplemented or amended from time to time.

         In performing these duties, the Adviser, either directly or indirectly through others selected by the Adviser:

              (a) Shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and with the provisions of the Trust's Registration Statement filed on Form N-1A (as supplemented or amended from time to time) that are applicable to the Fund.

              (b) Shall use reasonable efforts to manage the Fund so that it qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code.

              (c) Is responsible, in connection with its responsibilities under this Section 2, for decisions to buy and sell securities and other investments for the Fund, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Adviser's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Fund, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Fund, as they may be amended or supplemented from time to time. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund and to its other clients as to which they exercise investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-(T) thereunder, and subject to any other applicable laws and regulations, the Adviser is further authorized to allocate the orders placed by it on behalf of the Fund to the Adviser if it is registered as a broker or dealer with the SEC, to its affiliate that is registered as a broker or dealer with the SEC, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Fund or the Adviser. Such allocation shall be in such amounts and proportions as the Adviser shall determine consistent with the above standards, and, upon request, the Adviser will report on said allocation regularly to the Board of Trustees of the Trust indicating the broker-dealers to which such allocations have been made and the basis therefor.

              (d) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of the Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in a manner that is fair and equitable in the judgment of the Adviser in the exercise of its fiduciary obligations to the Trust and to such other clients.

              (e) Will, in connection with the purchase and sale of securities for the Fund, arrange for the transmission to the custodian for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Fund, and, with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian.

              (f) Will make available to the Trust, promptly upon request, any of the Fund's investment records and ledgers as are necessary to assist the Trust to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

              (g) Will regularly report to the Trust's Board of Trustees on the investment program for the Fund and the issuers and securities represented in the Fund's portfolio, and will furnish the Trust's Board of Trustees with respect to the Fund such periodic and special reports as the Trustees may reasonably request.

         3. Appointment of Portfolio Managers. The Adviser may, at its expense and subject to its supervision, engage one or more persons, including, but not limited to, subsidiaries and affiliated persons of the Adviser, to render any or all of the investment advisory services that the Adviser is obligated to render under this Agreement including, with respect to the Fund and, to the extent required by applicable law, subject to the approval of the Trust's Board of Trustees and/or the shareholders of the Fund, a person to render investment advisory services including the provision of a continuous investment program and the determination of the composition of the securities and other assets of the Fund.

         4. Documentation. The Trust has delivered copies of each of the following documents to the Adviser and will deliver to it all future amendments and supplements thereto, if any:

              (a) the Trust's Registration Statement with respect to the Fund as filed with the SEC and any amendments thereto; and

              (b) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

         The Adviser has delivered to the Trust copies of the Adviser's Uniform Application for Investment Adviser Registration on Form ADV, as filed with the SEC. The Adviser agrees to provide the Trust with current copies of the Adviser's Forms ADV, and any supplements or amendments thereto, as filed with the SEC.

         5. Records. The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Fund by the 1940 Act. The Adviser further agrees that all records which it maintains for the Fund are the property of the Trust and it will promptly surrender any of such records upon request.

         6. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are assumed by the Fund under this Agreement and any expenses that are paid by a party other than the Trust under the terms of any other agreement to which the Trust is a party or a third-party beneficiary. The Adviser further agrees to pay or cause its subsidiaries or affiliates to pay all salaries, fees, and expenses of any officer or Trustee of the Trust who is an officer, director, or employee of the Adviser or a subsidiary or affiliate of the Adviser. The Adviser assumes and shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement. The Adviser shall pay the organization costs of the Trust related to the Fund. The Adviser shall not, under the terms of this Agreement, bear the following expenses with respect to the Fund (although the Adviser or an affiliate may bear some or all of these expenses under one or more other agreements):

              (a) Expenses of all audits by the Trust's independent public accountants;

              (b) Expenses of the Trust's transfer agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;

              (c) Expenses of the Trust's custodial services, including recordkeeping services provided by the custodian;

              (d) Expenses of obtaining quotations for calculating the value of the Fund's net assets;

              (e) Expenses of obtaining Fund Activity Reports for the Fund;

              (f) Expenses of maintaining the Fund's tax records;

              (g) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Adviser, its subsidiaries or affiliates;

              (h) Taxes, if any, levied against the Trust or the Fund;

              (i) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Fund;

              (j) Costs, including the interest expenses, of borrowing money;

              (k) Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of Prospectuses and reports of the Fund to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the registration of shares with federal and state securities authorities;

              (l) The Fund's legal fees, including the legal fees related to the registration and continued qualification of the Fund's shares for sale;

              (m) Costs of printing certificates representing shares of the Fund;

              (n) Trustees' fees and expenses to trustees who are not officers, employees, or stockholders of the Adviser, its subsidiaries or affiliates;

              (o) The Fund's pro rata portion of the fidelity bond required by
        Section 17(g) of the 1940 Act and of the premiums for director and officer and errors and omissions insurance, or other insurance premiums;

              (p) Association membership dues;

              (q) Extraordinary expenses as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and

              (r) Offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.

         7. Liability. The Adviser shall give the Trust the benefit of the Adviser's best judgment and efforts in rendering services under this Agreement. The Adviser may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Adviser's undertaking to render services under this Agreement, the Trust agrees that neither the Adviser nor its stockholders, partners, limited partners, officers, directors, employees, or agents shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Adviser's duties, or by reason of reckless disregard of the Adviser's investment advisory obligations and duties under this Agreement.

         8. Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.

         9. Compensation. For the services provided, the Fund will pay the Adviser a fee accrued and computed daily and payable monthly, based on the average daily net assets of the Fund as set forth in Schedule A hereto.

         10. Non-Exclusivity. It is understood that the services of the Adviser hereunder are not exclusive, and the Adviser shall be free to render similar services to other investment companies and other clients whether or not their investment objectives are similar to those of the Fund.

         11. Term and Continuation. This Agreement shall take effect as of the date hereof, and shall remain in effect, unless sooner terminated as provided herein, with respect to the Fund for a period of two years following the date set forth on the attached Schedule. This Agreement shall continue thereafter on an annual basis with respect to the Fund provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, or (b) by vote of a majority of the outstanding voting shares of the Fund, and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be materially amended without a majority vote of the outstanding voting shares (as defined in the 1940 Act) of the Fund.

         However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund shall be effective to continue this Agreement notwithstanding that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. This Agreement will terminate automatically with respect to the services provided by the Adviser in event of its assignment, as that term is defined in the 1940 Act, by the Adviser.

         This Agreement may be terminated:

              (a) by the Trust at any time with respect to the services provided by the Adviser, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting shares of the Trust or, by vote of a majority of the outstanding voting shares of the Fund, on 60 days' written notice to the Adviser or, by a vote of a majority of the Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) of the Trust;

              (b) by the Adviser at any time, without the payment of any penalty, upon 60 days' written notice to the Trust.

         12. Use of Name. It is understood that the name "Dresdner Advisors LLC," "Allianz" or "Dresdner" or any derivative thereof or logo associated with those names are the valuable property of the Adviser and its affiliates, and that the Trust and/or the Fund have the right to use such names (or derivatives or logos) only so long as this Agreement shall continue with respect to such Trust and/or the Fund. Upon termination of this Agreement, the Trust (or Fund) shall forthwith cease to use such names (or derivatives or logos) and, in the case of the Trust, shall promptly amend its Declaration of Trust to change its name.

         13. Notices. Notices of any kind to be given to the Adviser by the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at 1301 Avenue of the Americas, New York, NY 10019, or to such other address or to such individual as shall be specified by the Adviser. Notices of any kind to be given to the Trust by the Adviser shall be in writing and shall be duly given if mailed or delivered to 1345 Avenue of the Americas, New York, New York, 10105, or to such other address or to such individual as shall be specified by the Trust.

         14. Fund Obligation. A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of the Trust by a trustee of the Trust in his or her capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

         16. Miscellaneous.

              (a) This Agreement shall be governed by the laws of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

              (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

              (c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                          FIXED INCOME SHARES



                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          DRESDNER ADVISORS LLC


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE A

The investment advisory fee is 0.0175% of the Fund's average daily net assets.